Exhibit 99.1

ITW Reports Fourth Quarter and Full Year 2024 Results

Fourth Quarter 2024 Highlights
•Revenue of $3.9 billion, a decrease of 1.3% as organic growth declined 0.5%; Organic growth of 0.4% turned positive excluding Product Line Simplification (PLS) reduction of 0.9%
•Record operating margin of 26.2%, an increase of 140 bps as enterprise initiatives contributed 120 bps
•Operating cash flow of $1.1B; record free cash flow of $1B, an increase of 10% with a conversion of 133%
•GAAP EPS of $2.54, an increase of 7%

2024 Highlights
•Revenue of $15.9 billion, a decrease of 1.3% as organic growth declined 0.7% in markets that were down low to mid-single digits
•Record operating margin of 26.8% as enterprise initiatives contributed 130 bps
•Record GAAP EPS of $11.71, an increase of 20%

2025 Guidance
•Above-market organic growth of 0 to 2% based on current levels of demand; Organic growth of 1 to 3% excluding PLS reduction of approximately 1%-point
•Enterprise initiatives contributing approximately 100 bps to margin improvement
•GAAP EPS of $10.15 to $10.55 including foreign currency translation headwind of $0.30

GLENVIEW, IL., February 5, 2025 - Illinois Tool Works Inc. (NYSE: ITW) today reported its fourth quarter and full year 2024 results and initiated guidance for full year 2025.

“ITW delivered a solid finish to the year as we outperformed underlying end markets, expanded operating margin by 140 basis points, generated record free cash flow, and delivered seven percent earnings per share growth in the fourth quarter,” said Christopher A. O’Herlihy, President and Chief Executive Officer.

“Throughout 2024, the ITW team delivered a year of solid operational and financial performance, achieving record financial results by consistently exceeding market growth and significantly improving profitability and margins. Building on this momentum, we will continue to outperform our key end markets in 2025 as we build above-market organic growth, driven by continuous improvement in Customer-Back Innovation, into a core ITW strength. I extend my sincere gratitude to our global colleagues for their unwavering dedication to serving our customers and executing our strategy with excellence,” O’Herlihy concluded.

Fourth Quarter 2024 Results
Fourth quarter revenue of $3.9 billion decreased by 1.3 percent as organic revenue declined 0.5 percent. Organic revenue growth was positive 0.4 percent adjusted for PLS reduction of 0.9 percent. Foreign currency translation reduced revenue by one percent and acquisitions added 0.2 percent.

GAAP EPS of $2.54 increased seven percent. Operating margin of 26.2 percent increased 140 basis points as enterprise initiatives contributed 120 basis points. Operating cash flow was $1.1 billion, and free cash flow grew 10 percent to $1.0 billion, with a conversion of 133 percent to net income. During the quarter, the company repurchased $375 million of its own shares and the effective tax rate was 23.7 percent.

Full Year 2024 Results
Full year revenue of $15.9 billion declined 1.3 percent as organic revenue declined 0.7 percent. Organic revenue growth was essentially flat adjusted for PLS reduction of 0.6 percent. Foreign currency translation reduced revenue by 0.7 percent and acquisitions contributed 0.1 percent to revenues.

GAAP EPS of $11.71 included two previously disclosed favorable one-time items; $0.30 from a LIFO inventory accounting change in the first quarter, and $1.26 from the sale of the Company’s equity interest in Wilsonart in the third quarter. Excluding these items, EPS was $10.15.

Operating income of $4.3 billion grew six percent, and operating margin increased 170 basis points to 26.8 percent with enterprise initiatives contributing 130 basis points. Excluding 70 basis points of favorable impact from the above-mentioned LIFO inventory accounting change, operating margin increased 100 basis points to 26.1 percent. Six of seven segments expanded margins in 2024 with two segments achieving margins above 30 percent.

Operating cash flow was $3.3 billion and free cash flow was $2.8 billion, with a conversion of 94 percent to adjusted net income. The company invested approximately $0.8 billion to support the long-term profitable growth of its businesses and returned $3.2 billion to shareholders through dividends and share repurchases. The effective tax rate was 21.1 percent.

2025 Guidance
The company is initiating 2025 guidance including GAAP EPS in the range of $10.15 to $10.55 per share which includes a foreign currency translation headwind of $0.30. The company projects above-market organic growth of zero to two percent based on current levels of demand, including an expected PLS reduction of approximately one percentage point. Organic revenue growth is projected to be one to three percent adjusted for the above-mentioned PLS. Based on current foreign exchange rates, foreign currency translation is expected to reduce revenue by three percent, resulting in a projected total revenue decline of one to three percent.

Operating margin is projected to be in the range of 26.5 to 27.5 percent, an improvement of approximately 100 basis points excluding the above-mentioned 2024 LIFO inventory accounting change, with enterprise initiatives contributing approximately 100 basis points.

Free cash flow is projected to be greater than 100 percent of net income, and the company plans to repurchase approximately $1.5 billion of its own shares. The projected effective tax rate is 24 to 24.5 percent.

Non-GAAP Measures
This earnings release contains certain non-GAAP financial measures. A reconciliation of these measures to the most directly comparable GAAP measures is included in the attached supplemental reconciliation schedule. The estimated guidance of free cash flow to adjusted net income conversion rate is based on assumptions that are difficult to predict, and estimated guidance for the most directly comparable GAAP measure and a reconciliation of this forward-looking estimate to its most directly comparable GAAP estimate have been omitted due to the unreasonable efforts required in connection with such a reconciliation and the lack of reliable forward-looking cash flow information. For the same reasons, the company is unable to address the potential significance of the unavailable information, which could be material to future results.

Forward-looking Statements
This earnings release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may include, without limitation, statements regarding global supply chain challenges, expected impact of inflation including raw and specialty material inflation and fluctuating interest rates, the impact of enterprise initiatives, future financial and operating performance, free cash flow and free cash flow to net income conversion rate, organic and total revenue, operating and incremental margin, price/cost impact, statements regarding diluted income per share, restructuring expenses and related benefits, expected dividend payments, after-tax return on invested capital, effective tax rates, exchange rates and the impact of foreign currency translation, expected access to liquidity sources, expected capital allocation, expected timing and amount of share repurchases, end market economic and regulatory conditions, the impact of recent or potential acquisitions and/or divestitures, and the Company’s 2025 guidance. These statements are subject to certain risks, uncertainties, assumptions, and other factors, which could cause actual results to differ materially from those anticipated. Important risks that could cause actual results to differ materially from the Company’s expectations include those that are detailed in ITW’s Form 10-K for 2023 and subsequent reports filed with the SEC.

About Illinois Tool Works
ITW (NYSE: ITW) is a Fortune 300 global multi-industrial manufacturing leader with revenue of $15.9 billion in 2024. The company’s seven industry-leading segments leverage the unique ITW Business Model to drive solid growth with best-in-class margins and returns in markets where highly innovative, customer-focused solutions are required. ITW’s approximately 44,000 dedicated colleagues around the world thrive in the company’s decentralized and entrepreneurial culture. www.itw.com

ILLINOIS TOOL WORKS INC. and SUBSIDIARIES
STATEMENT OF INCOME (UNAUDITED)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
In millions except per share amounts	2024	2023	2024	2023
Operating Revenue	$3,932	$3,983	$15,898	$16,107
Cost of revenue	2,221	2,312	8,858	9,316
Selling, administrative, and research and development expenses	655	658	2,675	2,638
Amortization and impairment of intangible assets	25	25	101	113
Operating Income	1,031	988	4,264	4,040
Interest expense	(68)	(70)	(283)	(266)
Other income (expense)	20	9	441	49
Income Before Taxes	983	927	4,422	3,823
Income taxes	233	210	934	866
Net Income	$750	$717	$3,488	$2,957

Net Income Per Share:
Basic	$2.55	$2.39	$11.75	$9.77
Diluted	$2.54	$2.38	$11.71	$9.74

Cash Dividends Per Share:
Paid	$1.50	$1.40	$5.70	$5.33
Declared	$1.50	$1.40	$5.80	$5.42

Shares of Common Stock Outstanding During the Period:
Average	294.7	300.1	296.8	302.6
Average assuming dilution	295.8	301.1	297.8	303.6

ILLINOIS TOOL WORKS INC. and SUBSIDIARIES
STATEMENT OF FINANCIAL POSITION (UNAUDITED)

In millions	December 31, 2024	December 31, 2023
Assets
Current Assets:
Cash and equivalents	$948	$1,065
Trade receivables	2,991	3,123
Inventories	1,605	1,707
Prepaid expenses and other current assets	312	340
Total current assets	5,856	6,235

Net plant and equipment	2,036	1,976
Goodwill	4,839	4,909
Intangible assets	592	657
Deferred income taxes	369	479
Other assets	1,375	1,262
	$15,067	$15,518

Liabilities and Stockholders' Equity
Current Liabilities:
Short-term debt	$1,555	$1,825
Accounts payable	519	581
Accrued expenses	1,576	1,663
Cash dividends payable	441	419
Income taxes payable	217	187
Total current liabilities	4,308	4,675

Noncurrent Liabilities:
Long-term debt	6,308	6,339
Deferred income taxes	119	326
Noncurrent income taxes payable	—	151
Other liabilities	1,015	1,014
Total noncurrent liabilities	7,442	7,830

Stockholders' Equity:
Common stock	6	6
Additional paid-in-capital	1,669	1,588
Retained earnings	28,893	27,122
Common stock held in treasury	(25,375)	(23,870)
Accumulated other comprehensive income (loss)	(1,877)	(1,834)
Noncontrolling interest	1	1
Total stockholders' equity	3,317	3,013
	$15,067	$15,518

ILLINOIS TOOL WORKS INC. and SUBSIDIARIES
SEGMENT DATA (UNAUDITED)

Three Months Ended December 31, 2024
Dollars in millions	Total Revenue	Operating Income	Operating Margin
Automotive OEM	$785	$156	19.8%
Food Equipment	672	182	27.2%
Test & Measurement and Electronics	747	202	27.0%
Welding	447	139	31.2%
Polymers & Fluids	430	120	27.9%
Construction Products	438	123	28.0%
Specialty Products	416	118	28.4%
Intersegment	(3)	—	—%
Total Segments	3,932	1,040	26.5%
Unallocated	—	(9)	—%
Total Company	$3,932	$1,031	26.2%

Twelve Months Ended December 31, 2024
Dollars in millions	Total Revenue	Operating Income	Operating Margin
Automotive OEM	$3,188	$625	19.6%
Food Equipment	2,647	719	27.2%
Test & Measurement and Electronics	2,818	703	24.9%
Welding	1,851	597	32.3%
Polymers & Fluids	1,764	484	27.4%
Construction Products	1,909	559	29.3%
Specialty Products	1,743	528	30.3%
Intersegment	(22)	—	—%
Total Segments	15,898	4,215	26.5%
Unallocated	—	49	—%
Total Company	$15,898	$4,264	26.8%

ILLINOIS TOOL WORKS INC. and SUBSIDIARIES
SEGMENT DATA (UNAUDITED)

Q4 2024 vs. Q4 2023 Favorable/(Unfavorable)
Operating Revenue	Automotive OEM	Food Equipment	Test & Measurement and Electronics	Welding	Polymers & Fluids	Construction Products	Specialty Products	Total ITW
Organic	(2.3)%	3.4%	1.7%	(0.4)%	0.8%	(4.5)%	(3.6)%	(0.5)%
Acquisitions/ Divestitures	—%	—%	0.9%	—%	—%	—%	—%	0.2%
Translation	(1.4)%	(0.7)%	(0.4)%	(0.6)%	(3.2)%	(0.2)%	(1.0)%	(1.0)%
Operating Revenue	(3.7)%	2.7%	2.2%	(1.0)%	(2.4)%	(4.7)%	(4.6)%	(1.3)%

Q4 2024 vs. Q4 2023 Favorable/(Unfavorable)
Change in Operating Margin	Automotive OEM	Food Equipment	Test & Measurement and Electronics	Welding	Polymers & Fluids	Construction Products	Specialty Products	Total ITW
Operating Leverage	(50) bps	70 bps	50 bps	(10) bps	20 bps	(100) bps	(70) bps	(10) bps
Changes in Variable Margin & OH Costs	140 bps	(60) bps	160 bps	150 bps	(60) bps	200 bps	260 bps	130 bps
Total Organic	90 bps	10 bps	210 bps	140 bps	(40) bps	100 bps	190 bps	120 bps
Acquisitions/ Divestitures	—	—	(50) bps	—	—	—	—	(10) bps
Restructuring/Other	130 bps	10 bps	10 bps	20 bps	(20) bps	10 bps	(10) bps	30 bps
Total Operating Margin Change	220 bps	20 bps	170 bps	160 bps	(60) bps	110 bps	180 bps	140 bps

Total Operating Margin % *	19.8%	27.2%	27.0%	31.2%	27.9%	28.0%	28.4%	26.2%

* Includes unfavorable operating margin impact of amortization expense from acquisition-related intangible assets	30 bps	50 bps	160 bps	10 bps	150 bps	10 bps	20 bps	70 bps **
** Amortization expense from acquisition-related intangible assets had an unfavorable impact of ($0.06) on GAAP earnings per share for the fourth quarter of 2024.

ILLINOIS TOOL WORKS INC. and SUBSIDIARIES
SEGMENT DATA (UNAUDITED)

Full Year 2024 vs Full Year 2023 Favorable/(Unfavorable)
Operating Revenue	Automotive OEM	Food Equipment	Test & Measurement and Electronics	Welding	Polymers & Fluids	Construction Products	Specialty Products	Total ITW
Organic	(0.4)%	1.1%	(1.0)%	(2.4)%	0.9%	(6.1)%	3.5%	(0.7)%
Acquisitions/ Divestitures	—%	—%	0.9%	—%	—%	—%	(0.6)%	0.1%
Translation	(1.1)%	(0.1)%	(0.4)%	(0.3)%	(3.1)%	—%	(0.2)%	(0.7)%
Operating Revenue	(1.5)%	1.0%	(0.5)%	(2.7)%	(2.2)%	(6.1)%	2.7%	(1.3)%

Full Year 2024 vs Full Year 2023 Favorable/(Unfavorable)
Change in Operating Margin	Automotive OEM	Food Equipment	Test & Measurement and Electronics	Welding	Polymers & Fluids	Construction Products	Specialty Products	Total ITW
Operating Leverage	(10) bps	20 bps	(20) bps	(40) bps	20 bps	(110) bps	70 bps	(20) bps
Changes in Variable Margin & OH Costs	190 bps	(10) bps	150 bps	80 bps	60 bps	220 bps	280 bps	190 bps
Total Organic	180 bps	10 bps	130 bps	40 bps	80 bps	110 bps	350 bps	170 bps
Acquisitions/ Divestitures	—	—	(50) bps	—	—	—	10 bps	(10) bps
Restructuring/Other	50 bps	(10) bps	(10) bps	10 bps	(10) bps	(20) bps	20 bps	10 bps
Total Operating Margin Change	230 bps	—	70 bps	50 bps	70 bps	90 bps	380 bps	170 bps

Total Operating Margin % *	19.6%	27.2%	24.9%	32.3%	27.4%	29.3%	30.3%	26.8%

* Includes unfavorable operating margin impact of amortization expense from acquisition-related intangible assets	30 bps	40 bps	180 bps	10 bps	160 bps	10 bps	20 bps	70 bps **
** Amortization expense from acquisition-related intangible assets had an unfavorable impact of ($0.26) on GAAP earnings per share for 2024.

ILLINOIS TOOL WORKS INC. and SUBSIDIARIES
GAAP to NON-GAAP RECONCILIATIONS (UNAUDITED)

AFTER-TAX RETURN ON AVERAGE INVESTED CAPITAL (UNAUDITED)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
Dollars in millions	2024	2023	2024	2023
Numerator:
Net income	$750	$717	$3,488	$2,957
Net discrete tax benefit related to the third quarter 2024	—	—	(121)	—
Discrete tax benefit related to the second quarter 2023	—	—	—	(20)
Interest expense, net of tax (1)	51	54	215	204
Other (income) expense, net of tax (1)	(16)	(7)	(336)	(38)
Operating income after taxes	$785	$764	$3,246	$3,103

Denominator:
Invested capital:
Cash and equivalents	$948	$1,065	$948	$1,065
Trade receivables	2,991	3,123	2,991	3,123
Inventories	1,605	1,707	1,605	1,707
Net plant and equipment	2,036	1,976	2,036	1,976
Goodwill and intangible assets	5,431	5,566	5,431	5,566
Accounts payable and accrued expenses	(2,095)	(2,244)	(2,095)	(2,244)
Debt	(7,863)	(8,164)	(7,863)	(8,164)
Other, net	264	(16)	264	(16)
Total net assets (stockholders' equity)	3,317	3,013	3,317	3,013
Cash and equivalents	(948)	(1,065)	(948)	(1,065)
Debt	7,863	8,164	7,863	8,164
Total invested capital	$10,232	$10,112	$10,232	$10,112

Average invested capital (2)	$10,511	$10,096	$10,419	$10,214

Net income to average invested capital (3)	28.6%	28.4%	33.5%	29.0%
After-tax return on average invested capital (3)	29.9%	30.3%	31.2%	30.4%

(1)    Effective tax rate used for interest expense and other (income) expense for the three months ended December 31, 2024 and 2023 was 23.7% and 22.6%, respectively, and 23.8% and 23.2% for the twelve months ended December 31, 2024 and 2023, respectively.

(2)    Average invested capital is calculated using the total invested capital balances at the start of the period and at the end of each quarter within each of the periods presented.

(3)    Returns for the three months ended December 31, 2024 and 2023 were converted to an annual rate by multiplying the calculated return by 4.

A reconciliation of the 2024 effective tax rate excluding the third quarter 2024 net discrete tax benefit of $121 million, which included favorable discrete tax benefits of $107 million related to the utilization of capital loss carryforwards upon the sale of Wilsonart and $87 million related to a reorganization of the Company's intellectual property, partially offset by a $73 million discrete tax expense related to the remeasurement of unrecognized tax benefits associated with various intercompany transactions, is as follows:

	Twelve Months Ended
	December 31, 2024
Dollars in millions	Income Taxes	Tax Rate
As reported	$934	21.1%
Net discrete tax benefit related to the third quarter 2024	121	2.7%
As adjusted	$1,055	23.8%

A reconciliation of the 2023 effective tax rate excluding the second quarter 2023 discrete tax benefit of $20 million related to amended 2021 U.S. taxes is as follows:

	Twelve Months Ended
	December 31, 2023
Dollars in millions	Income Taxes	Tax Rate
As reported	$866	22.6%
Discrete tax benefit related to the second quarter 2023	20	0.6%
As adjusted	$886	23.2%

FREE CASH FLOW (UNAUDITED)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
Dollars in millions	2024	2023	2024		2023
Net cash provided by operating activities	$1,114	$1,039	$3,281		$3,539
Less: Additions to plant and equipment	(118)	(131)	(437)		(455)
Free cash flow	$996	$908	$2,844		$3,084

Net income	$750	$717	$3,488		$2,957

Net cash provided by operating activities to net income conversion rate	149%	145%	94%		120%
Free cash flow to net income conversion rate	133%	127%	82%	(1)	104%

(1)    Excluding the impact of the cumulative effect of the change from the LIFO method of accounting to the FIFO method for certain U.S. businesses ($117 million pre-tax, or $88 million after-tax), the $363 million pre-tax gain on the sale of noncontrolling interest in Wilsonart and related taxes, and a discrete tax benefit of $87 million related to a reorganization of the Company's intellectual property, partially offset by a $73 million discrete tax expense related to the remeasurement of unrecognized tax benefits associated with various intercompany transactions, the free cash flow to net income conversion rate would have been 94% for the twelve months ended December 31, 2024.

	Three Months Ended
	March 31,		June 30,	September 30,
Dollars in millions	2024		2024	2024
Net cash provided by operating activities	$589		$687	$891
Less: Additions to plant and equipment	(95)		(116)	(108)
Free cash flow	$494		$571	$783

Net income	$819		$759	$1,160

Net cash provided by operating activities to net income conversion rate	72%		91%	77%
Free cash flow to net income conversion rate	60%	(1)	75%	68%	(2)

(1)    Excluding the impact of the cumulative effect of the change from the LIFO method of accounting to the FIFO method for certain U.S. businesses ($117 million pre-tax, or $88 million after-tax), the free cash flow to net income conversion rate would have been 68% for the three months ended March 31, 2024.

(2)    Excluding the $363 million pre-tax gain on the sale of noncontrolling interest in Wilsonart and related taxes, and a discrete tax benefit of $87 million related to a reorganization of the Company's intellectual property, partially offset by a $73 million discrete tax expense related to the remeasurement of unrecognized tax benefits associated with various intercompany transactions, the free cash flow to net income conversion rate would have been 102% for the three months ended September 30, 2024.

ADJUSTED NET INCOME PER SHARE - DILUTED (UNAUDITED)

Twelve Months Ended
December 31, 2024
As reported	$11.71
Impact of sale of noncontrolling interest in Wilsonart (1)	(1.26)
Cumulative effect of change in inventory accounting method, net of tax (2)	(0.30)
As adjusted	$10.15

(1)    Includes the $363 million pre-tax gain on the sale of noncontrolling interest in Wilsonart and related taxes.

(2)    Represents the cumulative effect of the change from the LIFO method of accounting to the FIFO method for certain U.S. businesses ($117 million pre-tax, or $88 million after-tax).